Exhibit 10.2

PARENT GUARANTY

This PARENT GUARANTY, dated as of September 28, 2018 (this “Guaranty”), between TELLURIAN INC., a Delaware corporation (“Guarantor”), and J. ARON & COMPANY LLC, as collateral agent for the Secured Parties (as defined below) (in such capacity as collateral agent, together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among TELLURIAN PRODUCTION HOLDINGS LLC, a Delaware limited liability company (“Borrower”), the lenders party thereto from time to time (the “Lenders”), GOLDMAN SACHS LENDING PARTNERS LLC, as administrative agent (in such capacity, the “Administrative Agent”), and the Collateral Agent;

WHEREAS, Borrower and the other Credit Parties are direct or indirect Subsidiaries of Guarantor;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Credit Parties may enter into one or more Hedging Transactions with one or more Lender Hedge Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of the Lenders as set forth in the Credit Agreement and the Lender Hedge Counterparties as set forth in the Hedging Transactions to which each is a party with a Credit Party, Guarantor has agreed to execute and deliver this Guaranty to guaranty the Secured Obligations as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Guarantor and the Collateral Agent agree as follows:
SECTION 1. DEFINITIONS.
1.1.     General Definitions. In this Guaranty, the following terms shall have the following meanings:
“Agent” means each of Administrative Agent and Collateral Agent.
“Collateral Agent” has the meaning specified in the preamble.
“Event of Default” means (a) prior to the Discharge of Loan Obligations (as defined in the Intercreditor Agreement), the occurrence of (i) an Event of Default under and as defined in the Credit Agreement or (ii) a Triggering Event under and as defined in the Intercreditor Agreement with respect to which an Accelerated Creditor (as defined in the Intercreditor Agreement) has the right to direct or request action by the Collateral Agent in accordance with Section 4.01(a) of the Intercreditor Agreement, and (b) from and after the Discharge of Loan Obligations (as defined in the Intercreditor Agreement), an Event of Default or Termination Event (in each case, as defined in any Swap Document) with respect to any Credit Party under any Swap Document.
“Guaranteed Documents” means the Loan Documents and the Swap Documents.

“Guaranteed Obligations” has the meaning specified in Section 2.1.
“Guarantor” has the meaning specified in the preamble.
“Guaranty” has the meaning specified in the preamble.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof among the Administrative Agent, the Collateral Agent, the Borrower and the other Credit Parties and Lender Hedge Counterparties party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Lender Hedge Counterparty” has the meaning given to the term “Swap Counterparty” in the Intercreditor Agreement.
“Required Creditors” has the meaning given to such term in the Intercreditor Agreement.
“Secured Obligations” has the meaning given to the term “Total Obligations” in the Intercreditor Agreement.
“Secured Parties” means the Collateral Agent, the Administrative Agent, the Lenders and the Lender Hedge Counterparties.
“Specified Credit Party” means a Credit Party that is not then an “eligible contract participant” under the Commodity Exchange Act (as determined prior to giving effect to Section 2.2).
“Swap Agreement” has the meaning given to such term in the Intercreditor Agreement.
“Swap Document” has the meaning given to such term in the Intercreditor Agreement.
“Termination Date” means the date on which the “Discharge of Total Obligations” under and as defined in the Intercreditor Agreement occurs.
1.2.     Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References to “Sections,” “Exhibits” and “Schedules” shall be to sections, exhibits and schedules, as the case may be, of this Guaranty unless otherwise specifically provided. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.     GUARANTY
2.1.     Guaranty of the Secured Obligations. Guarantor hereby irrevocably and unconditionally guarantees to the Collateral Agent for the ratable benefit of the Secured Parties the due and punctual payment of all Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, which for the avoidance of doubt shall include all costs and expenses payable pursuant to Section 2.17 (collectively, the “Guaranteed Obligations”).
2.2.     Keepwell. Guarantor hereby absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Credit Party as may be needed by such Specified Credit Party with respect to any Swap Agreement from time to time to honor all of its obligations under the Guaranteed Documents in respect of such Swap Agreement (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering Guarantor’s obligations and undertakings under this Section 2.2 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of Guarantor under this Section 2.2 shall remain in full force and effect until the Termination Date. Guarantor intends this Section 2.2 to constitute, and this Section 2.2 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.
2.3.     Payment by Guarantor. Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against Guarantor by virtue hereof, that upon the failure of the Credit Parties to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantor will upon demand pay, or cause to be paid, in cash, to Collateral Agent for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Credit Party becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any Credit Party for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.
2.4.     Liability of Guarantor Absolute. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than occurrence of the Termination Date. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees as follows:
(a)     this Guaranty is a guaranty of payment when due and not of collectability, and this Guaranty is a primary obligation of Guarantor and not merely a contract of surety;
(b)     Collateral Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Credit Party and any Secured Party with respect to the existence of such Event of Default;
(c)     the obligations of Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d)     payment by Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit;
(e)     any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Guaranteed Document and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Guaranteed Documents; and
(f)     this Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than occurrence of the Termination Date), including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Guaranteed Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Guaranteed Documents, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Guaranteed Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Guaranteed Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury (other than occurrence of the Termination Date); and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations (other than occurrence of the Termination Date).
2.5.     Waivers by Guarantor. Guarantor hereby waives, for the benefit of Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by Guarantor, to (i) proceed against Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or Guarantor from any cause other than occurrence of the Termination Date; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder (other than the occurrence of the Termination Date), (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Guaranteed Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 2.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
2.6.     Guarantor’s Rights of Subrogation, Contribution, etc. Until the Termination Date, Guarantor hereby waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against Borrower or any other guarantor or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Termination Date, Guarantor shall withhold exercise of any right of contribution Guarantor may have against any other guarantor of the Guaranteed Obligations. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against Borrower or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Termination Date, such amount shall be held in trust for Collateral Agent on behalf of Secured Parties and shall forthwith be paid over to Collateral Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
2.7.     Subordination of Other Obligations. Any Debt of Borrower or any Subsidiary Guarantor now or hereafter held by Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Debt collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Collateral Agent on behalf of Secured Parties and shall forthwith be paid over to Collateral Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision hereof.
2.8.     Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until the Termination Date. Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
2.9.     Authority of Guarantor or Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.
2.10.     Financial Condition of the Credit Parties. Any Loan may be made to Borrower or continued from time to time, and any Hedging Transaction may be entered into from time to time by any Credit Party, in each case without notice to or authorization from Guarantor regardless of the financial or other condition of any Credit Party at the time of any such Loan or continuation or at the time such Hedging Transaction is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with Guarantor its assessment, or Guarantor’s assessment, of the financial condition of any other Credit Party. Guarantor has adequate means to obtain information from the other Credit Parties on a continuing basis concerning the financial condition of such Credit Parties and their ability to perform their obligations under the Guaranteed Documents and Guarantor assumes the responsibility for being and keeping informed of the financial condition of the other Credit Parties and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of any Credit Party now known or hereafter known by any Secured Party.
2.11.     Bankruptcy, etc.
(a)     So long as any Guaranteed Obligations remain outstanding, Guarantor shall not, without the prior written consent of Collateral Agent acting pursuant to the instructions of the Required Creditors, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Credit Party. The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower, Guarantor or any other Credit Party or by any defense which Borrower, Guarantor or any other Credit Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)     Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Collateral Agent, or allow the claim of Collateral Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)     In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
2.12.     [Reserved].
2.13.     Representations, Warranties and Covenants of Guarantor. Guarantor hereby represents, warrants and covenants and agrees that:
(a)     It is (i) is duly incorporated, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or organization; (ii) has all requisite power and authority to own its Properties and to carry on its business as now being or as proposed to be conducted; (iii) is qualified to do business and in good standing in every jurisdiction where its material real property assets are located and wherever necessary to carry out its material business and operations; and (iv) has the power and authority to execute, deliver, and perform its obligations under this Guaranty.
(b)     The execution, delivery and performance of this Guaranty and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Guarantor.
(c)     The execution, delivery, and performance by Guarantor of this Guaranty and consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under, or other action to, with or by (A) the Constituent Documents of Guarantor, (B) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (C) any other agreement or instrument to which Guarantor is a party or by which it or any of its Properties is bound or subject which could reasonably be expected to result in a Material Adverse Event, or (ii) constitute a default under any such agreement or instrument which could reasonably be expected to result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of Guarantor.

(d)     This Guaranty constitutes legal, valid, and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms, except as may be limited by Debtor Relief Laws.
(e)     There are no actions, suits, proceedings, hearings (in each case, whether administrative, judicial or otherwise), governmental investigations or arbitrations (whether or not purportedly on behalf of Guarantor) at Law or in equity, or before or by any Governmental Authority, domestic or foreign (including in respect of any Environmental Claim), whether pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any property of Guarantor that (i) relate to this Guaranty or the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Event.
(f)     Guarantor is not (i) in violation of any applicable laws, or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except in each case as could not reasonably be expected to result in a Material Adverse Event.
(g)     Guarantor hereby covenants and agrees that (i) it will not, directly or indirectly, make any Disposition, if, after taking into account the use of proceeds from such Disposition, such Disposition would render the Guarantor either: (A) unable to continue to provide support (including, general and administrative, operational and commercial support) to the Borrower and other Credit Parties that is consistent with the types and level of support provided prior to such Disposition, or (B) unable to perform its obligations under this Guaranty and (ii) it will not declare or pay any dividends or make any other payment or distribution (in cash, Property, or obligations) on account of its Equity Interests.
2.14.     Solvency. Guarantor represents and warrants to the Collateral Agent that as of the date hereof, (i) Guarantor has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is solvent and able to pay its debts as they mature; (ii) Guarantor owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts; and (iii) Guarantor is not entering into the Guaranteed Documents to which it is a party with the intent to hinder, delay or defraud its creditors.
2.15.     Amendments. No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent acting at the direction of the Administrative Agent (and any other Secured Party’s consent that is required under the terms of the Intercreditor Agreement) and Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
2.16.     Application of Payments. Except as expressly provided elsewhere in this Guaranty or in the Intercreditor Agreement, all amounts received by the Collateral Agent pursuant to, or in connection with the enforcement of, this Guaranty, together with all amounts and other rights and benefits realized by any Secured Party (or to which any Secured Party may be entitled) by virtue of this Guaranty shall be applied in full or in part by the Collateral Agent against the Secured Obligations as set forth in Section 4.02 of the Intercreditor Agreement.
2.17.     Enforcement Expenses. Guarantor hereby agrees to pay, to the extent not paid pursuant to Section 12.2 of the Credit Agreement or Section 5.01 of the Intercreditor Agreement, all out-of-pocket costs and expenses of the Collateral Agent and each other Secured Party in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable and documented out-of-pocket fees and disbursements of counsel employed by the Collateral Agent or any of the other Secured Parties).
2.18.     Full Recourse Obligations. It is the desire and intent of Guarantor, the Collateral Agent and the other Secured Parties that this Guaranty shall be enforced as a full recourse obligation of Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.
2.19.     Termination. On the Termination Date, this Guaranty will terminate and the Collateral Agent, at the request and sole cost and expense of Borrower and/or Guarantor, will execute and deliver to Guarantor an instrument or instruments in form and substance reasonably satisfactory to Collateral Agent acknowledging the satisfaction and termination of this Guaranty.
2.20.     Enforcement Only by Collateral Agent. The Secured Parties agree that this Guaranty may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Administrative Agent (or the requisite Secured Parties as provided in the Intercreditor Agreement), and that no Secured Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Parties, upon the terms of this Guaranty.
2.21.     Secured Parties Not Fiduciary to Guarantor. The relationship among Guarantor, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, is solely that of debtor and creditor, and the Collateral Agent and the other Secured Parties have no fiduciary or other special relationship with Guarantor or any of its Affiliates, and no term or provision of any Guaranteed Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.
SECTION 3.     COLLATERAL AGENT; INTERCREDITOR AGREEMENT.
The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders pursuant to the Credit Agreement, by the Lender Hedge Counterparties party to the Intercreditor Agreement pursuant to the Intercreditor Agreement, and, by their acceptance of the benefits hereof, the other Secured Parties. If there is any conflict between the terms and provisions of this Guaranty and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control with respect to the terms and provisions in conflict.
SECTION 4.     MISCELLANEOUS.
Any notice required or permitted to be given under this Guaranty shall be given in accordance with Section 5.09 of the Intercreditor Agreement (and with respect to Guarantor, to Guarantor at its notice address listed on the signature page hereof or such other address as Guarantor may specify to Collateral Agent from time to time in writing). No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Guaranty and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Guaranty shall be binding upon and inure to the benefit of the Collateral Agent and its successors and permitted assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns; provided that Guarantor shall not assign any right, duty or obligation hereunder without the prior written consent of the requisite Secured Parties as required by the Guaranteed Documents. This Guaranty and the other Guaranteed Documents embody the entire agreement and understanding between Guarantor and the Collateral Agent as to the subject matter hereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Guaranty may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic transmission shall be effective as a manually executed counterpart of this Guaranty.
THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
SUBJECT TO CLAUSE (V) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO, OR ANY OF THE GUARANTEED OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (V) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PERSON PURSUANT TO THE NOTICE PROVISIONS HEREOF; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT EACH AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER THIS GUARANTY OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

EACH OF THE PARTIES HERETO HEREBY AGREES TO AND DOES WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Pages Follow]

IN WITNESS WHEREOF, Guarantor and the Collateral Agent have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GUARANTOR:

TELLURIAN INC., a Delaware corporation
By: /s/ Graham McArthur
Name: Graham McArthur
Title: Senior Vice President and Treasurer

Address for Notices: Tellurian Inc. 1201 Louisiana Street, Suite 3100 Houston, TX 77002 Attention: Graham A. McArthur, Senior Vice President and Treasurer

Signature Page to Parent Guaranty

COLLATERAL AGENT:

J. ARON & COMPANY LLC,
as Collateral Agent

By:    /s/ Simon Collier
Name: Simon Collier
Title: Managing Director

Signature Page to Parent Guaranty